As filed with the Securities and Exchange Commission on January 28, 1998


                                                    Registration No. 333-42281


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                  AMENDMENT NO. 1
                                        TO

                                     FORM S-3
                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933


                          STRATEGIC SOLUTIONS GROUP, INC.
              (Exact name of Registrant as specified in its charter)

         Delaware                                 7371                                    11-2964894
(State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
 incorporation or organization)            Classification Code Number)                Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                  John J. Cadigan
                       President and Chief Executive Officer
                          Strategic Solutions Group, Inc.
                            326 First Street, Suite 100
                               Annapolis, MD  21403
                                  (410) 263-7761

       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                  Copies to:
                           Linda K. Rosenthal, Esquire
                               Dyer Ellis & Joseph
                            600 New Hampshire Ave., NW
                             Washington, D.C.  20037
                                 (202) 944-3000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If any securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                               CALCULATION OF REGISTRATION FEE


                                                           Proposed Maximum       Proposed Maximum
    Title of Each Class of           Amount To Be           Offering Price           Aggregate
  Securities To Be Registered        Registered(1)           Per Share(1)          Offering Price      Registration Fee(2)
Common Stock, par value              1,382,248(4)               $1.656               $2,289,003                  $675.26
$0.0001 per share (3)..........
===============================  =====================  ====================== ======================  ==================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market on December 12, 1997.

(2) The fee was paid in connection with the filing of the Registration Statement on December 15, 1997.


(3) Registered for resale by the selling stockholder. See "Selling Stockholder."


(4) The amount to be registered consists of (i) a presently indeterminate number of shares issuable to the Selling Stockholder upon the conversion or redemption of the Registrant's 6% Convertible Subordinated Debentures, including an indeterminate number of shares to cover accrued interest on the debentures (and, in the case of a redemption, a redemption premium), and (ii) 40,000 shares of Common Stock issuable to the Selling Stockholder upon the exercise of warrants, as such numbers may be adjusted in accordance with Rule 416. The number of shares of Common Stock calculated to be issuable in connection with the conversion or redemption of the debentures is based on a price of $1.21 per share, which price is less than the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market on December 12, 1997 ($1.656).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                 SUBJECT TO COMPLETION, DATED JANUARY 28, 1998

PROSPECTUS

                                 1,092,624 Shares

                           STRATEGIC SOLUTIONS GROUP, INC.

                                   Common Stock


         This Prospectus relates to 1,092,624 shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of Strategic Solutions Group, Inc. (the "Company") issuable to the Selling Stockholder (as defined herein) in connection with the redemption of $1,600,000 aggregate principal amount of the Company's 6% Convertible Subordinated Debentures (the "Debentures") and the exercise of warrants to purchase 40,000 shares of Common Stock (the "Warrants") (all of the Common Stock covered by this Prospectus being hereinafter referred to as the "Shares"). All of the Shares offered hereby are being offered on a continuous basis by the Selling Stockholder. See "Selling Stockholder." The Company will receive none of the proceeds from the sale of the Shares. Any proceeds received from the exercise of the Warrants, aggregating $181,500 if all of the Warrants are exercised for cash, will be used by the Company for general corporate purposes.

         The Shares may be offered from time to time by the Selling Stockholder, or by its pledgees, donees, transferees or other successors in interest, in transactions (which may include block transactions) on the Nasdaq SmallCap Market, the Boston Stock Exchange, the over-the-counter market, in private sales or negotiated transactions, through the writing of options on Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholder and the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

         The Common Stock is quoted on the Nasdaq SmallCap Market and listed on the Boston Stock Exchange. On January 23, 1998, the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market was $1.656 per share.


            See   "Risk  Factors"  beginning on page 3 for certain
                information   that  should  be   considered   by
                            prospective investors.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is January       , 1998.

         NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                                 TABLE OF CONTENTS

Risk Factors..........................................................3
Incorporation of Certain Documents by Reference.......................8
The Company...........................................................9
Use of Proceeds.......................................................9
Selling Stockholder...................................................9
Experts..............................................................10
Legal Matters........................................................10
Available Information................................................10

                                  RISK FACTORS

         The Common Stock offered hereby is highly speculative in nature and involves a high degree of risk. Prospective investors should carefully consider the following risks and speculative factors inherent in and affecting the business of the Company and the Common Stock prior to making an investment in the Company. The Common Stock should not be purchased by investors who do not have sufficient financial means to sustain the loss of their entire investment.

         History of Operating Losses and Accumulated Deficits; Uncertainty Regarding Achievement of Profitability; Going Concern Opinion. The Company has incurred net losses in each of its reported fiscal years since inception. The Company reported net losses of $3.8 million for the year ended December 31, 1996 and $1.6 million for the nine months ended September 30, 1997. The Company's accumulated deficit through September 30, 1997 was $12.3 million. There is no assurance the Company will ever achieve profitable operations. The Company's independent accountants, in their report regarding the Company's financial statements for the year ended December 31, 1996, indicated that, since the Company has a history of recurring losses from operations, an accumulated deficit and insufficient cash resources to fund planned operations, substantial doubt exists as to the Company's ability to continue as a going concern.

         Need for Additional Capital. The Company believes, based upon current projections, that cash currently on hand should be sufficient to sustain current operations and finance planned expansion through approximately June 1998. The Company in all likelihood will be required to obtain additional financing in order to sustain operations beyond that date. There can be no assurance that such additional financing will be available or, if available, that it will be on terms acceptable to the Company. The Company's independent accountants, in their report regarding the Company's financial statements for the year ended December 31, 1996, indicated that, since the Company has a history of recurring losses from operations, an accumulated deficit and insufficient cash resources to fund planned operations, substantial doubt exists as to the Company's ability to continue as a going concern.


     Possible Delisting of Common Stock from Nasdaq System. The Company's Common Stock has been listed on the Nasdaq SmallCap Market since November 1993. In order to continue to be listed on Nasdaq, the Company is required to maintain $2 million in total assets ($2 million in net tangible assets under new listing requirements that will go into effect in February 1998) and $1 million in total capital and surplus. As of September 30, 1997, the Company's total assets were approximately $2.8 million and its total capital and surplus and net tangible assets were both approximately $1.6 million. In addition, continued listing currently requires two market makers, a minimum bid price of $1.00 per share and a public float of 100,000 shares. The new listing requirements will increase the public-float requirement to 500,000 shares having a minimum market value of $1 million. The failure to meet the maintenance criteria in the future may result in the delisting of the Common Stock from Nasdaq, and trading, if any, in the Common Stock would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result of such delisting, investors could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

         Risk Relating to Penny Stocks. If the Common Stock were to become delisted from trading on the Nasdaq SmallCap Market, trading in the Common Stock would become subject to the requirements of certain rules promulgated under the Exchange Act that require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser's written consent to the transaction prior to sale. If the Common Stock were delisted from Nasdaq, the additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of holders to sell the Common Stock in the secondary market.

         Uncertainty of Market Acceptance for Custom Software; Length and Uncertainty of Software Marketing Efforts. The Company's custom software products are designed to replace more traditional forms of written and audiovisual materials used for training in the workplace. Although there is a substantial market for workplace training materials and products, there is no assurance that computer-based training materials such as those developed by the Company will replace the more traditional forms on a large scale. In order to operate on a profitable basis, the Company will be required to increase substantially the number and size of new custom software development contracts.

         Because the Company's custom software products usually replace existing methods of doing business, marketing of its products is normally a costly, time-consuming process. The Company frequently experiences a significant delay (in some cases up to one year) between the time of initial sales contact and the signing of a contract and, in many instances, the Company fails to obtain a contract notwithstanding its marketing efforts. The substantial time and expense required to procure contracts and the failure to obtain contracts from potential customers that have been solicited may adversely affect the Company's cash flow and create other operational problems. Procurement and retention of contracts is also subject to the risk that customers may decide to develop their own custom software internally or may cancel their contracts with the Company.

         Competition. The markets for both the Company's custom software and its systems integration and consulting services are highly competitive. The Company competes with other companies that produce interactive training software and other third-party suppliers of training and marketing materials, as well as internal training departments of potential customers. In addition, the Company expects competition from existing software companies and book publishers seeking to broaden their product lines, and the continued improvement in computer programming tools may enable businesses to develop their own training software internally. There are also numerous providers of systems integration and consulting services, as well as computer hardware resellers, in the markets in which the Company currently operates and is likely to operate in the future. Many of the Company's current and potential competitors have substantially greater financial, technical, sales, marketing, and other resources, as well as greater name recognition, than that of the Company.

         Rapidly Changing Technology and Obsolescence. The markets for the systems integration hardware, software and services provided by the Company are characterized by rapid change, evolving industry standards and frequent introduction of new products and services. New products generally are characterized by improved function and frequently are offered at lower prices than the products they are intended to replace. The introduction of products including new technology may render the Company's products and services obsolete and unmarketable. The ability of the Company's systems integration to remain competitive will depend upon the Company's ability to maintain and develop relationships with providers of new products and services that include new technology and that achieve levels of quality, functionality and price acceptable to the market.

         Relationship of U.S. Technologies, Inc. with Lotus Development Corporation. The Company's wholly owned systems integration subsidiary, U.S. Technologies, Inc. ("UST"), has been a Lotus Premium Partner since December 1994. Following the Company's acquisition of UST in July 1996, for the year ended December 31, 1996, and the nine months ended September 30, 1997, approximately 57% and 36%, respectively, of the Company's revenue was attributable to UST sales of systems integration and support services provided in connection with the implementation of Lotus related products by Lotus products users. UST's status as a Premium Business Partner is reviewed on an annual basis, and is subject to termination by Lotus Development Corporation at any time. UST has been able to satisfy the requirement for maintaining such status for the last two years and management believes that UST's relationship with Lotus Development Corporation is satisfactory. Although UST intends to continue to satisfy such requirements, there can be no assurance that it will be able to do so. Termination of the Company's status as a Lotus Premium Business Partner could have a material adverse effect on UST and consequently the Company's results of operations.

         Dependence on Limited Number of Customers. For the year ended December 31, 1996, and the nine months ended September 30, 1997, the Company's largest customers in the aggregate accounted for approximately 10% (one) and 20% (two), respectively, of the Company's total revenue. The loss of any of the Company's major customers, or the inability to collect accounts receivable from one or more of them, could adversely effect the Company's business, operating results, and financial condition.

         Limited Intellectual Property and Proprietary Rights. Under most of its contracts, the Company regards its software as proprietary, in that title to and ownership of its software generally reside with the Company. The Company grants nonexclusive licenses to customers for software developed by the Company for such customers. Like many software firms, the Company has no patents. The Company attempts to protect its rights with a combination of copyright and trade secret laws, and employee and third-party nondisclosure agreements. Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of the Company's products or obtain and use information that the Company regards as proprietary, such as source codes or programming techniques that generate high-quality animation on low-end platforms.

         As the number of software products increases and their functionality further overlaps, the Company believes that software programs increasingly will become the subject of infringement claims. Although the Company's products have never been the subject of an infringement claim, there can be no assurance that third parties will not assert infringement claims against the Company in the future or that any such assertion may not require the Company to enter into royalty arrangements or result in costly litigation.

         Dependence on Key Personnel; Need for Additional Personnel. The Company has employment agreements with John Cadigan, its chief executive officer, and Peter Steele, president of UST, that expire on August 31, 1998 and July 14, 1999, respectively. The loss of their services or those of other key personnel could have a material adverse effect on the Company. The Company also will be required to attract and retain additional managerial, sales and marketing, financial, and technical personnel in order to expand its business. There is no assurance the Company can attract and retain qualified employees.

         Fluctuations in Quarterly Operating Results. The Company's quarterly operating results are subject to significant fluctuations, since sales of custom commercial software products and services and systems integration services are to a limited number of customers for individual projects and because of the unpredictability of contract awards and timing of payment thereunder. Such fluctuations may increase in the future as the Company attempts to secure larger contracts.

         No Product Liability Insurance. The Company could be subject to product liability claims in connection with the use of its products. There can be no assurance that the Company would have sufficient resources to satisfy any liability resulting from these claims or would be able to have its customers indemnify or insure the Company against such claims. The Company currently does not carry product liability insurance and there can be no assurance that such coverage, if obtainable, would be adequate in terms and scope to protect the Company against material adverse effects in the event of a successful product liability claim.

         Outstanding Options and Warrants--Potential Further Dilution to Stockholders. As of the date of this Prospectus, there are outstanding options and warrants to purchase an aggregate of 343,522 shares of Common Stock with exercise prices ranging from $4.4375 to $39.20 per share, not including the Warrants. The terms upon which the Company may be able to obtain additional equity capital may be adversely affected by such options and warrants, because the holders thereof can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided by the terms of such warrants or options. In connection with the acquisition of UST, the Company has reserved for issuance to the former 100% owner of UST and UST's key employees up to an aggregate of 51,780 shares of Common Stock, provided certain financial milestones are met by UST.

         Dilution Resulting From Redemption of Debentures. As of September 30, 1997, there were 1,733,839 shares of the Company's Common Stock outstanding. The number of shares outstanding at such date, as adjusted to reflect the shares of Common Stock issued upon redemption of the Debentures, was 2,786,463 shares.

         Anti-Takeover Provisions. The Certificate of Incorporation and By-Laws of the Company contain provisions which provide for up to three-year terms for the directors of the Company and the election of such directors on a staggered basis. In addition, in certain circumstances, Delaware law requires the approval of two-thirds of all shares eligible to vote for certain business combinations involving a stockholder owning 15% or more of the Company's voting securities, excluding the voting power held by such stockholder. Furthermore, Mr. Cadigan's employment contract provides for a lump sum payment of 299% of his base salary in the event of a change in control of the Company and his subsequent termination without cause. In addition to the potential impact on future takeover attempts and the possible perpetuation of management, the existence of each of the above provisions and employment agreement could have an adverse effect on the market price of the Common Stock.

         No Dividends and None Anticipated. The payment by the Company of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not paid or declared any dividends upon its Common Stock since its inception and does not contemplate or anticipate making any distributions with respect to its Common Stock in the foreseeable future.

         Possible Volatility of Stock Prices. Although the Common Stock has been traded on the Nasdaq SmallCap Market and Boston Stock Exchange since November 1993, the Common Stock has generally been traded on a limited basis and in small volumes. The trading price for the Common Stock may be significantly affected by such factors as the operating results of the Company, the United States and global economic conditions, and various other factors generally affecting the computer software industry. Furthermore, the stock market has from time to time experienced extreme price and volume fluctuations that have particularly affected the market prices of the stocks of small and emerging growth companies traded on the Nasdaq SmallCap market. These extreme fluctuations, which often have been unrelated to the operating performance of any particular company or to any group of companies, may adversely affect the market price of the Common Stock.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by the Company are incorporated in this Prospectus by reference:

         1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

         2. The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30, and September 30, 1997.

         3.       The Company's Current Report on Form 8-K dated November 17,
                  1997.

         4. The description of the Company's Common Stock contained in the Prospectus included in the Company's Registration Statement on Form SB-2 under the Securities Act (File No. 33-97776), incorporated by reference into the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any and all of the documents described above, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests should be directed to: Strategic Solutions Group, Inc., Suite 100, 326 First Street, Annapolis, Maryland 21403, telephone (410) 263-7761.

                               THE COMPANY

         The Company is a full-service provider of technology-based solutions and computer systems integration and support services, including the sale of hardware and software products, specializing in the development and marketing of software applications related to work group and work flow computing solutions and custom interactive multimedia software. The Company's software is intended to replace or supplement technical manuals and operating documentation for equipment, machinery, and industrial processes and to provide alternative methods of delivering employee training and sales and marketing presentations. Engaged in the development of software since 1989, the Company, through two acquisitions in 1996, expanded its operations, first into the development and marketing of interactive multi-media software for business communications and consumer publishing, and thereafter into the provision of computer systems integration and consulting services and remarketing of computer hardware.

         Recent Developments. In September 1997, the Company's Board of Directors announced tentative plans to distribute all or a portion of the shares of stock of the Company's wholly owned subsidiary, UST, to the Company's stockholders. It is anticipated that UST would become an independent, stand-alone company that eventually would qualify for listing on the Nasdaq SmallCap Market. This plan is dependent upon completion of final negotiations between management of UST and the Company, and approval by the Boards of Directors of both companies.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of Shares by the Selling Stockholder. The aggregate cash exercise price of all of the Warrants is $181,500. Provided the exercise of the Warrants is effected for cash, any proceeds received by the Company from such exercise will be used for general corporate purposes.


                                SELLING STOCKHOLDER



         The following table shows the name of the Selling Stockholder, the number of shares of Common Stock owned by the Selling Stockholder as of the date of this Prospectus (consisting of shares that were acquired upon redemption of the Debentures and assuming the exercise of the Warrants), the number of shares to be sold by such Selling Stockholder, and the number of shares to be owned by the Selling Stockholder after the Offering (assuming the sale of all of the Shares offered hereby).


                                                                                     SHARES
                            SHARES                     SHARES                      TO BE OWNED
NAME                        OWNED                   TO BE SOLD                  AFTER OFFERING
Supermex Trading          1,092,624                   1,092,624                       0
 Company, Ltd.

                                       EXPERTS

         The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for the years then ended included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, which are incorporated herein by reference, have been incorporated herein in reliance upon the report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, upon the authority of said firm as experts in accounting and auditing.

                                   LEGAL MATTERS

         The legality of the Common Stock offered hereby will be passed upon for the Company by Palmarella & Sweeney, P.C., 993 Old Eagle School Road, Suite 415, Wayne, PA 19087.



                                  AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") and with the National Association of Securities Dealers, Inc. (the "NASD"). Reports and other information filed by the Company with the Commission can be inspected and copied at the Commission's public reference facilities, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the Commission's regional offices located at 7 World Trade Center, New York, New York 10007 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission that is located at: http://www.sec.gov. In addition, reports and other information concerning the Company also may be inspected at the offices of the NASD, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement under the Securities Act, with respect to the shares of Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information set forth in the Registration Statement. The omitted information may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such information may be obtained upon payment of the fees prescribed by the Commission. For further information pertaining to the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules filed as a part thereof.

                                      PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth all expenses payable in connection with the registration of the Common Stock that is the subject of this Registration Statement, all of which shall be borne by the Company. All the amounts shown are estimates, except for the Securities and Exchange Commission filing fee.

                                                                  To Be Paid By
                                                                    Registrant
Securities and Exchange Commission Registration Fee               $     675.26
Printing and engraving expenses                                         500.00
Legal fees and expenses                                              20,000.00
Accounting fees and expenses                                          6,000.00
Miscellaneous                                                         3,500.74
                                                                  ------------
   Total                                                          $  30,676.00
                                                                  ============

Item 15.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify its directors, officers, employees and other agents under certain circumstances and subject to certain limitations. The Company's Bylaws provide that the Company shall indemnify its directors and officers under the circumstances specified in the DGCL and gives authority to the Company to purchase insurance with respect to such indemnification.

         The  Company  has  entered   into   indemnification   agreements   (the
"Indemnification Agreements") with certain officers and directors. Each Indemnification Agreement provides, among other things, for: (i) indemnification by the Company of such individual to the fullest extent permitted by the law as of the date of the Indemnification Agreement against any and all expenses, judgments, fines, and amounts paid in settlement of any claim against an indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that the indemnification is not permitted under the law; and (ii) the prompt advancement of expenses to any Indemnitee in connection with his or her defense against any threatened or pending claim. Similar indemnification agreements may from time to time be entered into with additional officers of the Company or certain other employees or agents of the Company.

Item 16.  Exhibits.

(a) The following is a list of exhibits furnished:

4.1* Registration Rights Agreement dated as of October 22, 1997 between the Company and the Selling Stockholder (incorporated by reference to Exhibit 10.3 of the Company's Form 8-K dated October 31, 1997).


5.1*       Opinion of counsel as to legality of securities being registered.

23.1* Consent of counsel (contained in opinion of counsel filed as Exhibit 5.1).

23.2      Consent of Coopers & Lybrand L.L.P.


24.1*      Power of Attorney (contained in signature page).


*  Previously filed with this S-3 Registration Statement.


Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland on January 28, 1998.

                                      STRATEGIC SOLUTIONS GROUP, INC.

                                      By:/s/ JOHN J. CADIGAN
                                      John J. Cadigan
                                      Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                                                Date


/s/ JOHN J. CADIGAN                                  Chairman of the Board and                            January 28, 1998
--------------------------------
John J. Cadigan                                      Chief Executive Officer


            *                                         Chief Financial Officer                             January 28, 1998
--------------------------------------------
Suzanne C. Brown


/s/ A. DAVID ROSSIN                                           Director                                    January 28, 1998
A. David Rossin, Ph.D.


* By: /s/ JOHN J. CADIGAN
        John J. Cadigan, Attorney-in-fact